EXECUTION COPY

SEVENTH AMENDED AGREEMENT

AND TEMPORARY WAIVER AND DEFERRAL

THIS SEVENTH AMENDED AGREEMENT AND TEMPORARY WAIVER AND DEFERRAL (this "Agreement"), dated as of May 19, 2004, is by and among BMC Industries, Inc., a Minnesota corporation ("Borrower"), the several banks and other financial institutions set forth on the signature pages hereto in their capacities as lenders under the Credit Agreement (as defined below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as Agent for the Lenders (in such capacity, the "Agent") and as a Lender, and Bank One, NA, as Documentation Agent and a Lender.

W I T N E S S E T H :

WHEREAS, Borrower, Lenders and Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of September 27, 2002 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which Lenders have provided to Borrower credit facilities and other financial accommodations;

WHEREAS, Borrower, Lenders and Agent executed an Agreement and Temporary Waiver dated as of June 30, 2003  as amended by that certain First Amended Agreement and Temporary Waiver dated as of July 15, 2003, as further amended by that certain Second Amended Agreement and Temporary Waiver dated as of September 15, 2003, that certain Third Amended Agreement and Temporary Waiver dated as of November 19, 2003, that certain Fourth Amended Agreement effective as of November 19, 2003, that certain Fifth Amended Agreement effective January 20, 2004 and that certain Sixth Amended Agreement and Temporary Waiver and Deferral dated as of March 22, 2004 (the "Original Waiver Agreement");

WHEREAS, Borrower, Lenders and Agent executed a Temporary Deferral Agreement dated as of July 30, 2003 (the "July Deferral Agreement");

WHEREAS, Borrower, Lenders and Agent executed another Temporary Deferral Agreement dated as of August 28, 2003 (the "August Deferral Agreement" and together with the July Deferral Agreement, the "Deferral Agreements");

WHEREAS, Borrower has requested that Agent and Lenders (i) amend the Original Waiver Agreement and temporarily waive for an additional time period certain Unmatured Events of Default and Events of Default that exist under the Credit Agreement as set forth herein; (ii) continue to defer certain payments of interest coming due or already due and unpaid under the Credit Agreement; and (iii) make certain amendments to the Credit Agreement, in each case as set forth herein, and Lenders and Agent are agreeable to the same, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.               Defined Terms.  Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

        2.               Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date, as follows:

                (a)             Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order therein:

                        "BMG Harvesting Payment Account" has the meaning specified in the BMG Harvesting Payment Schedule attached to the Seventh Amended Agreement.

                        "Seventh Amended Agreement" means that certain Seventh Amended Agreement, Temporary Waiver and Deferral dated as of May 19, 2004 among the Borrower, the Agent and the Lenders.

                        "Seventh Amended Agreement Effective Date" means May 19, 2004.

                (b)            Section 1.1 of the Credit Agreement is hereby further amended by replacing the definition of "BMG Harvesting Payment Schedule" with the following new definition:

                        "BMG Harvesting Payment Schedule" means the payment schedule attached as Annex B to the Third Amended Agreement as amended by Annex B attached to the Seventh Amended Agreement.

                (c)             Subsection 4.3(c) of the Credit Agreement is hereby amended by adding the following new language immediately at the end thereof:

                        "Notwithstanding the foregoing, on and after the Seventh Amended Agreement Effective Date, the Net Sale Proceeds of the BMG Harvesting Plan which are permitted by the BMG Harvesting Payment Schedule to be allocated to the BMG Harvesting Payment Account shall only be applied to the Loans in the manner set forth in the BMG Harvesting Payment Schedule."

        3.               Temporary Waiver and Deferral.  (a)  Subject to the conditions set forth in Section 5 hereof, Agent and Lenders hereby (i) temporarily waive during the Waiver and Deferral Period (as defined below) any Event of Default or Unmatured Event of Default under Section 9.1 of the Credit Agreement arising out of the Borrower's failure (A) to make the Scheduled Term A Repayments and Scheduled Term B Repayments due June 30, 2003,  September 30, 2003, December 31, 2003, March 31, 2004 and May 14, 2004, (B) to make the payments required by Section 4.3(b) on the Termination Date, (C) to make the payment required by Section 3.2(d) of the Credit Agreement on July 1, 2003, (D) to comply with Sections 8.1(a), (b) and (c) of the Credit Agreement for the fiscal quarters of Borrower ended June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004, (E) to comply with Sections 7.4, 7.5, 8.4, 8.6 and 8.7 of the Credit Agreement solely with respect to Vision-Ease France SAS, Buckbee-Mears Hungary Kft., Buckbee-Mears Deutschland Holding GmbH & Co. KG and its wholly-owned subsidiaries, Buckbee-Mears Europe GmbH and Vision-Ease Deutschland GmbH, and (F) to comply with Section 4.3(a), (each of the matters in clauses (A), (B) (C), (D), (E) and (F) being, the "Disclosed Defaults") and (ii) temporarily waive during the Waiver and Deferral Period the application of the Default Rate with respect to the Disclosed Defaults

                (b)       Subject to the conditions set forth in Section 6 hereof, Agent and Lenders hereby temporarily defer during the Waiver and Deferral Period (as defined below) the interest payments due and owing by the Borrower on each of the dates set forth on Annex A to this Agreement (the "Temporary Interest Deferral") provided that all such interest payments shall be immediately due and owing in full upon the last day of the Waiver and Deferral Period.

        For purposes of this Agreement, "Waiver and Deferral Period" means the period commencing on the Effective Date and terminating on the earliest of (a) July 15, 2004; (b) the occurrence of an Additional Default (as defined below) under the Loan Documents; (c) any termination or postponement by the Borrower or its advisors of the sale process relating to Vision-Ease Lens, Inc. without the consent of the Required Lenders and (d) Borrower or any of its Material Subsidiaries either voluntarily commencing any proceeding or filing any petition under any bankruptcy, insolvency or similar law or being subject to any involuntary proceeding or involuntary petition under any bankruptcy, insolvency or similar law.

                (c)       Nothing herein shall limit or restrict in any way the rights and remedies of Agent or any Lender with respect to any Unmatured Event of Default or Event of Default other than the Events of Default which would exist absent this Agreement (collectively, the "Additional Defaults" and, individually, each an "Additional Default").

            Upon the termination of the Waiver and Deferral Period as provided above, Agent and Lenders shall be fully entitled to exercise any rights or remedies they may have under the Credit Agreement, the Loan Documents or applicable law.

                (d)       Notwithstanding the waiver of the Disclosed Defaults pursuant to this Agreement or anything else in this Agreement or in the Credit Agreement to the contrary, the Borrower hereby acknowledges and agrees that during the Waiver and Deferral Period no Revolving Lender shall be obligated to make Revolving Loans pursuant to the terms and conditions of the Credit Agreement.

               (e)       BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE WAIVERS AND DEFERRALS SET FORTH IN THIS SECTION 3 ARE EFFECTIVE ONLY DURING THE WAIVER AND DEFERRAL PERIOD AND THAT, AFTER THE TERMINATION OF THE WAIVER AND DEFERRAL PERIOD, THE CREDIT AGREEMENT WILL BE IN MATERIAL DEFAULT AND AGENT AND LENDERS WILL BE FULLY ENTITLED IMMEDIATELY TO EXERCISE THEIR RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT, THE LOAN DOCUMENTS OR APPLICABLE LAW WITHOUT REGARD TO ANY MATTERS TRANSPIRING DURING THE WAIVER AND DEFERRAL PERIOD OR THE FINANCIAL CONDITION OR PROSPECTS OF  BORROWER AND ITS SUBSIDIARIES.  BORROWER UNDERSTANDS THAT AGENT AND LENDERS ARE EXPRESSLY RELYING ON THE TERMS OF THIS SECTION 3(e) AND WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR BORROWER'S ACKNOWLEDGMENT AND AGREEMENT IN THIS SECTION 3(e).

        4.               Agreement Regarding Eurodollar Loans.  Each of the Borrower, Agent and the Lenders agrees that notwithstanding anything else in the Credit Agreement to the contrary, Borrower shall not be entitled to elect any new Eurodollar Loans and upon the expiration of the Interest Periods for Borrower's currently outstanding Eurodollar Loans, such Eurodollar Loans shall be automatically converted to Base Rate Loans.

        5.               Representations and Warranties.  In order to induce Agent and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and Lenders, in each case after giving effect to this Agreement, as follows:

                (a)             Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

                (b)            This Agreement constitutes Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

                (c)             The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Effective Date as though made on and as of the Effective Date (except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

                (d)            Borrower's execution, delivery and performance of this Agreement do not and will not violate its Articles or Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision (except as otherwise expressly waived hereby) to which it is a party or to which it or any of its property is subject.

                (e)             No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by Borrower or any other Credit Party of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

                (f)              Other than the Disclosed Defaults, no Event of Default or Unmatured Event of Default exists under the Credit Agreement.

        6.               Conditions to Effectiveness of Agreement. This Agreement shall become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:

                (a)             Execution and Delivery of Agreement. Borrower, Agent and each Lender shall have executed and delivered this Agreement to the Agent.

                (b)            Execution and Delivery of Loan Documents.  Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to Agent and its counsel:

                        (1)            A certificate of a Responsible Officer of Borrower in the form of Exhibit A attached hereto;

                        (2)            A Reaffirmation of Guaranty executed by a Responsible Officer of each Subsidiary Guarantor in the form of Exhibit B attached hereto.

                (c)             Representations and Warranties.  The representations and warranties of the Borrower and the other Credit Parties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

                (d)            No Defaults. Other than the Disclosed Defaults, no Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

        7.               Miscellaneous. The parties hereto hereby further agree as follows:

                (a)             Costs, Expenses and Taxes.  Borrower hereby agrees to pay all reasonable fees, costs and expenses of Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to Agent.

                (b)            Counterparts.  This Agreement may be executed in one or more counterparts any of which may be a facsimile, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

                (c)             Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                (d)            Integration.  This Agreement and the Credit Agreement (as modified hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

                (e)             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

                (f)              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by Borrower, Agent and Lenders and their  respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than Borrower, Agent and the Lenders and their respective successors and permitted assigns.

                (g)             Agreement.  The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any rights, power or remedy of Lenders or Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.  No delay on the part of any Lender or Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.  Borrower acknowledges and agrees that this Agreement constitutes a "Loan Document" for purposes of the Credit Agreement, including, without limitation, Sections 9.1 and 11.1 of the Credit Agreement.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 11.1 of the Credit Agreement.

                (h)       Release of Claims.  Borrower hereby represents and warrants that there are no liabilities, claims, suits, debts, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which Borrower may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors, or assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Agreement, including without limitation any Claims arising with respect to the Credit Agreement or any Loan Documents.  Borrower hereby releases, acquits, and forever discharges the Lender Released Parties from any and all Claims that Borrower may have or claim to have, relating to or arising out of or in connection with the Credit Agreement or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Agreement.  Borrower further agrees forever to refrain from commencing, instituting, or prosecuting any lawsuit, action, or other proceeding against any Lender Released Parties with respect to any and all Claims.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BMC INDUSTRIES, INC.

By:  /s/Curtis E. Petersen

Name:  Curtis E. Petersen

Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its individual capacity and as Agent

By: /s/Keith C. Braun

Name: Keith C. Braun

Title: Director

BANK ONE, NA (Main Office Chicago)

individually as a Lender and as documentation agent

By: /s/Henry W.  Howe

Name: Henry W. Howe

Title: AVP

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/Scott J. Manookin

Name: Scott J. Manookin

Title: Vice President

HARRIS TRUST AND SAVINGS BANK

By: /s/Lawrence A. Mizera

Name: Lawrence A. Mizera

Title: Vice President

CREDIT AGRICOLE INDOSUEZ

By: /s/Leo von Reisseg

Name: Leo von Reisseg

Title: Vice President

By: /s/Joseph D. Catarina

Name: Joseph D. Catarina

Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/Melissa McDonald

Name: Melissa McDonald

Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By: /s/Joel Steiner

Name: Joel Steiner

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/Erik K. Hayes

Name: Erik K. Hayes

Title: Officer

EXHIBIT A

CERTIFICATE OF OFFICER

I, the undersigned, Chief Financial Officer and Secretary of BMC Industries, Inc., a Minnesota corporation (the "Borrower"), in accordance with Section 5(b) of that certain Seventh Amended Agreement and Temporary Waiver and Deferral dated as of May 19, 2004 (the "Agreement") among  the Borrower, Deutsche Bank Trust Company Americas, as Agent and the financial institutions party to the Credit Agreement (as defined in the Agreement), do hereby certify on behalf of Borrower, the following:

1.         The representations and warranties set forth in Section 5 of the Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties were true and correct in all material respects as of such specified date;

2.         Other than the Disclosed Defaults, no Event of Default or Unmatured Event of Default has occurred and is continuing; and

3.         The conditions of Section 6 of the Agreement have been fully satisfied.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered on behalf of Borrower this Certificate of Officer on this 19th day of May, 2004.

BMC INDUSTRIES, INC. By: /s/Curtis E. Petersen Name: Curtis E. Petersen Title: Chief Financial Officer

EXHIBIT B

REAFFIRMATION OF GUARANTY

Each of the undersigned acknowledges receipt of a copy of the Seventh Amended Agreement and Temporary Waiver and Deferral (the "Agreement").  Capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Credit Agreement, as such term is defined in the Agreement.  Each of the undersigned hereby consents to such Agreement and each of the transactions referenced in the Agreement and hereby reaffirms its obligations under the Subsidiary Guarantee Agreement.

Dated as of May 19, 2004.

VISION-EASE LENS, INC.,

as Guarantor

By: /s/Curtis E. Petersen

Name: Curtis E. Petersen

Title: Chief Financial Officer

VISION-EASE LENS AZUSA, LLC,

as Guarantor

By:/s/Curtis E. Petersen

Name: Curtis E. Petersen

Title: Chief Financial Officer

ANNEX A

INTEREST PAYMENTS

BMC Industries

Interest Payment Date *	Facility*	Interest Due*

April 20, 2004	Revolver	$41,979.17

April 30, 2004	Revolver	$89,228.46

April 30, 2004	Term Loan A	$331,669.76

April 30, 2004	Term Loan B	$166,137.60

June 1, 2004	Revolver	$165,406.54

June 1, 2004	Term Loan A	$364,067.40

June 30, 2004	Revolver	$149,899.67

June 30, 2004	Term Loan A	$329,936.08

*Interest payments due on Interest Payment Dates arising during the period from May 19, 2004 through the end of the Waiver and Deferral Period shall also be deferred and this Annex A will be deemed updated as information with respect to such payments becomes available.

ANNEX B

BMG HARVESTING PAYMENT SCHEDULE

For the time period from the Effective Date of the Fifth Amendment through 1/30/2004, 85% of cash generated from the collection of accounts receivable shall be retained by the Lenders and applied to the Loans on a weekly basis in the manner set forth in Section 4.4 of the Credit Agreement.

For the period 1/31/04 - 7/15/04, the percentage of collected accounts receivable retained by the Lenders and applied to the Loans on a weekly basis will be revised at the request of the Agent (with such percentage agreed upon by the Agent and the Borrower) based on the weekly cash flow forecast delivered by the Borrower and on the monthly projections of accounts receivable, inventory and fixed assets as required under Section 7.17(b) of the Credit Agreement; provided, however, that the percentage of accounts receivable applied to the Loans shall not be reduced below 65% without the consent of the Required Lenders.  It is understood that the percentage of accounts receivable will be revised on each of 1/30/2004, 2/27/04, 3/31/04 and 4/30/04 and at such other times as the Agent requires.

100% of the Net Sale Proceeds from any sale of fixed assets or other personal property of the BMG Business shall be applied to the Loans in the manner set forth in Section 4.4 of the Credit Agreement.

In the event that the sum of cash and cash equivalents held by the Borrower and its Subsidiaries exceed $5,000,000 for any period of three consecutive Business Days, the Borrower shall, on the Business Day immediately following such period, prepay the Loans in an amount equal to any amounts in excess of $5,000,000 in the manner set forth in Section 4.4 of the Credit Agreement.

Notwithstanding the foregoing, from and after the Seventh Amended Agreement Effective Date through but not including the last day of the Waiver and Deferral Period, Net Sale Proceeds of the BMG Harvesting Plan up to $1,000,000 in the aggregate (the "Withhold Proceeds") which would otherwise be required to be applied to the Loans as described above, shall instead be retained by the Collateral Agent in a deposit account (the "BMG Harvesting Payment Account") for the benefit of the Lenders.  At any time prior to the last day of the Waiver and Deferral Period, amounts contained in the BMG Harvesting Payment Account may be disbursed by the Collateral Agent to the Borrower upon written request by the Borrower to the Collateral Agent describing (a) the amount of Withhold Proceeds needed by the Borrower to avoid a shortfall by Borrower in its payment obligations to trade creditors, professionals or employees; and (b) the cash and cash equivalents held by Borrower on the date of such request; provided, that any disbursement to Borrower pursuant to this sentence shall be at the sole discretion of the Collateral Agent provided, further, that disbursements to the Borrower pursuant to this sentence which individually, or in the aggregate, exceed $350,000, shall require the approval of the Required Lenders, which approval shall be at the sole discretion of the Required Lenders.  On the last day of the Waiver and Deferral Period, any amounts contained in the BMG Harvesting Payment Account which have not been disbursed to Borrower pursuant to the prior sentence shall be applied by the Collateral Agent to the Loans in the manner set forth in Section 4.4 of the Credit Agreement.  Each Lender, by its execution of the Seventh Amended Agreement, consents to the disbursement of the Withhold Proceeds to the Borrower in the manner contemplated by this paragraph.